Exhibit 99.1

ICONIC FILM DIRECTOR JOHN LANDIS JOINS ARNOLD SCHWARZENEGGER AND GENIUS BRANDS INTERNATIONAL ON THE RECENTLY GREENLIT CHILDREN’S TELEVISION SERIES, “STAN LEE’S SUPERHERO KINDERGARTEN”

Series to Premiere in Spring 2021 on KARTOON CHANNEL!

Landis also Joins Genius Brands’ Team to Develop a Live-Action Series and Feature Film Spin-off of the Series

Beverly Hills CA, June 18, 2020 – Today Genius Brands International (“Genius Brands”) (NASDAQ: GNUS) announced that John Landis, legendary multi-award-winning director and producer of blockbuster hits such as Trading Places, Animal House, Blues Brothers, Three Amigos, Beverly Hills Cop 2, Coming to America, and the Honey I Shrunk The Kids TV series, will join Arnold Schwarzenegger and the production team behind Genius Brands’ new children’s animated series, Stan Lee’s Superhero Kindergarten.

Landis will direct Schwarzenegger, who lends his voice to the starring role of the action-adventure comedy series co-created by Stan Lee as one of his final projects. He also serves as co-producer, along with China’s Alibaba Group (NYSE:BABA), Stan Lee’s POW! Entertainment, and Schwarzenegger’s Oak Productions. Co-creator of Deadpool, Fabian Nicieza has developed the series, with scripting by Steven Banks (SpongeBob SquarePants).

Landis has also joined Genius Brands’ development team to help create a live-action series and feature film spin-off of Stan Lee’s Superhero Kindergarten.

“When one has a property of this magnitude, we will quickly pursue development of a live-action feature spin-off as we work to maximize the value of the brand,” said Genius Brands Chairman & CEO Andy Heyward. “Today’s announcement reflects a core element of our strategy for Genius Brands and Kartoon Channel!--recruiting the industry’s top proven and emerging talent to ensure that we are steadily building a content offering that is second to none. We believe that this approach, in combination with our excellent distribution deals and licensing agreements, is a pathway for Genius Brands to drive strong revenue and create long-term shareholder value.”

“I am honored to work with Andy and Arnold for the first time in bringing Stan’s vision to life with this action-packed series infused with comedy and heart,” commented John Landis.

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Stan Lee’s Superhero Kindergarten will debut on Genius Brands’ recently-launched Kartoon Channel! in Q1 2021. It will also be broadcast on Amazon Prime in the U.S., and Alibaba in China on its video streaming platform for kids, Youku. Concurrently, Genius Brands is actively marketing a full-scale global consumer products retail program anchored with toys, publishing, and apparel.

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; entrepreneurship series Warren Buffett's Secret Millionaires Club; and Stan Lee's Cosmic Crusaders, created with Stan Lee's Pow! Entertainment. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s Genius Brands Network of channels, including Kid Genius Cartoon Channel, Baby Genius TV, and Kid Genius Plus!, are available on over 200M mobile devices and in over 100M U.S. television households via a multitude of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple TV, Roku, Amazon Fire and more. For additional information, please visit www.gnusbrands.com.

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Forward-Looking Statements:

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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